UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 5, 2005, United America Indemnity, Ltd. (the "Company") announced that Edward J. Noonan's term as Acting Chief Executive Officer and President of the Company will end effective October 7, 2005. Therefore, the Letter Agreement, dated March 10, 2005, by and between Mr. Noonan and the Company will be terminated effective October 7, 2005, except for certain covenants which expressly survive the termination thereof. The Letter Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 11, 2005 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As more fully set forth in Item 1.02 above, Mr. Noonan's term as Acting Chief Executive Officer and President of the Company will end effective October 7, 2005. Mr. Noonan will continue to serve as a member of the Company’s Board of Directors.

The Company’s Board of Directors continues to search for a permanent Chief Executive Officer and President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

October 6, 2005	By:	Richard S. March

Name: Richard S. March
Title: General Counsel